INDEMNITY AGREEMENT



This Agreement is made and entered into by the undersigned
Indemnitor (Indemnitors) in favor of ACSTAR Insurance
Company, 233 Main Street, New Britain, CT 06050-4011
(surety) for purpose of inducing Surety to furnish bonds.

WHEREAS, in the transaction of business, certain bonds, undertakings and other writing obligatory in the nature of a bond may have heretofore been, and may hereafter be, required by, for, or on, behalf of the Indemnitors or any one or more of the Indemnitor in whose bonds and undertakings the Indemintors do hereby affirm to have a substantial material and beneficial interest, and as such a condition precedent to the execution of any and all such bonds, the Surety requires execution of this Indemnity Agreement.

WHEREAS, the Indeemnitor have or may have a substantial, material and beneficial interest in obtaining of said bond on behalf of various related companies, it is agreed that this Agreement shall apply to any bonds executed on behalf of any subsidiary, affiliated partnership, joint venture or corporation of Indemnitors, now existing or hereafterformed or acquired, and whether partially or wholly owned or controlled, as fully as if the names and signatures of such subsidiaries or affiliates appeared herein as Indemniator.

NOW, THEREFORE, in consideration of the foregoing premises, and of the execution for continuance of such bonds and undertaking, and for other good and valuable considerations, the Indemnitors do, for themselves, their heirs, executors, administrators and assigns, jointly and severally agree with the Surety as follows:
1. The Indemnitor will pay , when due, all premiums for each of such bonds in accordance with the Surety rates in effect on the date each of such bonds become effective, as long as liability thereunder shall continue, and until the surety is furnished with evidence satisfactory to the Surety of its discharge or release from the bonds, or of all liability by reason thereof.

2. The Indemnitors will (A) perform all the conditions of each said bond or obligation, and any and all alterations, modifications, renewals, continuations, and extensions thereof, an (B) indemnify and save the Surety harmless from amd against any and all liability, loss, cost, damages, fees of attorneys and other expenses which the Surety may sustain or incur by reason or in consequences of execution of such bond or bonds and any renewal, continuation or successor thereof, including but not limited to, (i) sums paid or liabilities incurred in settlement of, and expenses paid or incurred in connection with claims, suits or judgments under such bonds, or (ii) expenses paid or incurred (a) in enforcing the terms thereof, (b) in procuring or attempting to procure release from liability, or (c) in recovering or attempting to recover losses or expenses paid or incurred, as aforesaid. In the event of payments by the surety or other evidence of surety the Indemnitors agree to accept the voucher of the Surety or other evidence of such payment as prima face evidence of the propriety thereof, and of the Indemnitors liability therefore to the surety.

3. If the Surety shall set up a reserve to cover any claim liability, suite or judgment under any such bond the Indemnitor , immediately upon demand, deposit with the Surety a sum of money equal to such reserve and any increase thereof as collateral security on such bond or bonds Such sum and any other money or property which shall have been, or shall hereafter be, pledged as collateral security on any on any such bond or bonds shall, unless otherwise agreed in writing by the Surety, be available, in the discretion of the Surety, as collateral security on all bonds coming within the scope of this instrument or for any other indebtedness of the Indemnitors to Surety
4. The surety in its sole discretion, is authorized but not required, (A) to consent to any changes in the contract or the contract documents including the plans and specification; (B) to make or guarantee advances or loans for the purpose of executing the contract without any obligation to see to the application thereof, it being understood that the amount of all such advances or loans shall be conclusively presumed to be a loss hereunder for which the Indemnitor are liable; and (C) in the event of any breach, delay or default asserted by the Obligee in any said bonds, or in the performance of the contract, or a breach of this Agreement or of any bond or bonds connected therewith, or the failure to diligently prosecute the work under any contract, or to pay for labor and materials used in the prosecution of the contract, or in the event work has ceased or been suspended on any contract or work under the contracts covered buy any said bonds, to take possession of the work under the contract and at the expense of the Indemnitors, to complete the contract or cause the same to be completed or to consent to the completion thereof, and to take any other action which the Surety may deem necessary The Indemnitors hereby release and discharge the Surety from any and all liability for all its actions and omissions.

5. The Indemnitor hereby transfer, assign, pledge and convey to the surety a security interest in (A) all equipment, tools and materials in which the indemnitors have interest, whether on site or elsewhere or on order: (B) all sums due or to become due to Indemnitors or any of them in connection with any contract; and (C) all subcontracts let by Indemnitor in connection with any contract. The security interest granted herein are effective in the case of each contract as of the form of financing statement or other agreement or writing which Surety, in its sole discretion, deems necessary or advisable to perfect the security interest granted herein, and further authorize Surety at its discretion and at any time to file or serve this instrument, or a true copy hereof, or statement or other notice under the Uniform Commercial Code or any similar law, and Indemnitors authorize Surety to complete this instrument in any manner required for such use, and to prepare an attached schedule describing items of security covered hereunder. The Indemnitor hereby appoint Surety as Attorney-In-Fact for each of them to endorse and to deposit or negotiate checks, drafts, and all similar instruments payable to Indemnitors, with the right, but not the obligation to exercise all of the rights of the Indemnitors assigned, transferred and set over to the Surety in this Agreement and in the name of the Indemnitors to mask, execute and deliver any and all additional assignments, documents as deemed necessary and proper by the Surety to give full force and effect to this paragraph (5). The Indemnitors agree that all equipment, tools and material and all subcontracts are dedicated to the performance of the contract to which they pertain and that such equipment, tools and material and subcontracts shall be subject to a trust in favor of the contract owner and Surety and that they be used to that end.

6. The Surety shall have the exclusive right to determine for itself and the Indemnitors whether any claim or suit brought against the Surety or the principal upon any such bond shall be settled or defended and the Suretys decision shall be final and binding upon the Indemnitors.

7. If any of the bonds are executed in connection with a contract which by its terms or by law prohibits the assignment of the contract price, or any part thereof, Indemnitors covenant and agree that all payments due or received for or on account of said contract shall be held in trust for Surety for the payment of obligations incurred in the performance of the contract and for labor, materials, and services furnished in the prosecution of the work provided in said contract or any authorized extension or modification thereof; and, further, it is expressly understood that all monies due and to become due under any contract or contracts covered by the bonds shall be held in trust, whether such monies are in the possession of the Indemnitors or otherwise, for the benefit of and for payment of all such obligations in connection with any such contract or contracts for which the Surety would be liable under any of said bonds.

8. The Surety may decline to execute any bond and if the Surety executes a bid or proposal bond, it shall have the right to decline to execute any and all of the bonds that may be required in connection with any award that may be made under the proposal for which the bid or proposal bond is given and such declination shall not diminish or alter the liability that may arise by reason of having executed the bid or proposal bond.

9. The indemnitors hereby waive notice of the execution of any such bonds or of any act, fact or information coming to the knowledge or notice of the Surety concerning or affecting its rights or liabilities under any such bonds or rights or liabilities of the Indemnitors hereunder, notice of all such being hereby expressly waived.

10. If the Surety shall procure any other company or companies to execute or join with it in executing, or to reinsure, any such bond or bonds, this instrument shall inure to the benefit of such other company or companies, its or their successors and assigns, so as to give to it or them a direct right of action against the Indemnitors to enforce this instrument and, in that event, the work Surety, wherever used herein, shall be deemed to include such company or companies, as their respective interest may appear.

11. The Indemnitors hereby waive all rights to claim any of their property, including their respective homesteads, as exempt from levy, execution, sale or other legal process under the laws of any state.

12. In the event any claim or demand is made by the Surety against Indemnitors, or any one or more of them, by reason of the execution of a bond or bonds, the Surety is hereby expressly authorized to settle with any one or more of the Indemnitors individually, and without reference to the others, and such settlement or composition shall not affect the liability of any of the others, and the Indemnitors hereby expressly waive the right to be discharged and released by reason of the release of any one or more of the Indemnitors and hereby consent to any settlement or compromise that may hereafter be made. Separate suits may be brought hereunder as causes of action accrue and the bringing of suit or the recovery of judgment upon any cause of action shall not prejudice or bar the bringing of other suites upon other causes of action whether theretofore or thereafter arising.

13. In the event any Indemnitor fails to execute this Agreement or in the event the execution hereof by any Indemnitor be defective or invalid for any reason, such failure, defect or invalidity shall not in any manner affect the validity of this Agreement or the liability of any other Indemnitor executing the same, but each and every party so executing shall be and remain fully bound and liable.

14    This Agreement may be terminated by any Indemnitor
upon twenty days written notice received by the Surety but any such notice of termination shall not operate to modify, bar or discharge the Indemnitor as to the bonds that may have been theretofore executed.

15. This Agreement may not be changed or modified orally. No. change or modification shall be effective unless made by written endorsement executed by the Surety and the Indemnitors to form a part hereof.
16. The Indemnitor agree to notify the surety immediately upon their receiving any notice or knowledge that there liability insurance has been or will be canceled or non-renewed, or that such coverage is or will be reduced.

17. At any time, and until such time as the liability of the Surety under any and all said bonds is terminated, the surety shall have the right to reasonable access to books, records, and accounts of the Indemnitor and Indeminators; and any bank depository, material man, supply, or other person, firm, or corporation when requested by the Surety is hereby authorized to furnish the surety any information requested including but not limited to , the status of the work under contract being performed by the Indemnitor, the condition of the performance of such contracts and payments of accounts.

18    The work Indemnitor or pronouns referring to said
word, whether singular or plural, are to be construed as referring to each of the undersigned Indemnitor, individually and collectively, though the Indemnitor be one or more individually, partnerships, associations, or corporations.

IN TESTIMONY WHEREOF. the Indemnitors intending to be legally bound hereby have hereunto set their hands and affix their seals this
______________________________day
of________________________, 1990

Witness or Attest

All individual and Corporate signatures must be acknowledged.

Name of Individual  (Type):                       Address
Signature___________________________
_______________________


_______________________


Name of Individual  (Type):                       Address
Signature___________________________
_______________________


_______________________




Name of Individual  (Type):                       Address
Signature___________________________
_______________________


_______________________


Name of Individual  (Type):                       Address
Signature___________________________
_______________________


_______________________

Name of Company : (Type):Todd Shipyards Corporation
Signature_By__________________________1801 S.W Massachusetts
Street
Name:    Alfred J. Koontz Jr.         Seattle, WA  98134
Title:   Senior V.P. Finances & Administration
         and Treasurer

Name of Company : (Type):Todd Pacific Shipyards Corporation
Signature_By___________________________1801 S.W
Massachusetts Street
Name:    Hans K. Schaefer              Seattle, WA  98134
Title:   President


                   INDIVIDUAL (S) ACKNOWLEDGEMENT


STATE OF_____________________]

COUNTY OF____________________]

ON This _________________________day
of________________________________, 1990, before me

personally came________________________________, to me known and known to me to be the Individual (s) who executed the foregoing instrument, and acknowledge that
_______________________he_____________________ excuted same.


STATE OF_____________________]

COUNTY OF____________________]

ON This _________________________day
of________________________________, 1990, before me

personally came________________________________, to me known and known to me to be the Individual (s) who executed the foregoing instrument, and acknowledge that
_______________________he_____________________  excuted
same.


STATE OF_____________________]

COUNTY OF____________________]

ON This _________________________day
of________________________________, 1990, before me

personally came________________________________,to me known
and known to me to be the Individual (s) who executed the foregoing instrument, and acknowledge that
_______________________he_____________________excuted same.
                PARTNER (S) ACKNOWLEDGEMENT

STATE OF_____________________]

COUNTY OF____________________]

ON This _________________________day
of________________________________, 1990, before me
personally came ___________________________________ to me
know, and state that _______________he
(They)______________________is (are) partner (s) in the firm of _____________________________________and acknowledge that
_______________________He (they) __________________executed
the foreging instrument as the act of said firm.


STATE OF     Washington     ]
]
COUNTY OF       King        ]

ON This _________________________day
of________________________________, 1990, before me
personally came Alfred J. Koontz , Jr.to me known, who, being duly sworn, did depose and say that he resides in King County Washington, that hi is the Sr. V. P., Financing & Administration & Treasurer of the Todd Shipyards Corporation , the corporation which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name to said instrument by like order.

STATE OF     Washington     ]
]
COUNTY OF       King        ]

ON This _________________________day
of________________________________, 1990, before me
personally came Hans K. Schaefer. to me known, who, being duly sworn, did depose and say that he resides in King County Washington, that he is the President of the Todd Pacific Shipyards Corporation , the corporation which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name to said instrument by like order.


STATE OF     Washington     ]
]
COUNTY OF       King        ]

ON This _________________________day
of________________________________, 1990, before me
personally came Hans K. Schaefer. to me known, who, being duly sworn, did depose and say that he resides in King County Washington, that he is the President of the Todd Pacific Shipyards Corporation , the corporation which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name to said instrument by like order.